Exhibit 99.1

Oxford Immunotec Announces Board Approval of $100 Million Share Repurchase Program and Reaffirms Growth Expectations for Fourth Quarter 2018

OXFORD, United Kingdom and MARLBOROUGH, Mass., January 6, 2019 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq:OXFD) (the "Company"), a global, high-growth diagnostics company, today announced that its Board of Directors has approved a share purchase program, which would involve the purchase of up to $100 million of the Company’s outstanding ordinary shares over a five-year period.

The share purchase program, which is subject to shareholder approval, will be presented for shareholder approval on or before the company's annual general meeting of shareholders on Tuesday, June 18, 2019. Share repurchases, if any, will be made in the open market or in any private transaction, from time-to-time and in accordance with applicable laws, rules and regulations. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

“Today’s announcement reflects our continued confidence in our independent growth prospects, and reinforces our commitment to deliver value to our shareholders. We believe the potential to repurchase our shares around recent levels represents a highly compelling opportunity to deploy some of the proceeds from the divestiture of our U.S. laboratory services business late last year," said Dr. Peter Wrighton-Smith, Chief Executive Officer of Oxford Immunotec. “The plan approved by the Board provides the company with the flexibility to pursue share repurchases that enhance shareholder value while still maintaining ample capital for investments in the business.”

As announced previously, Dr. Peter Wrighton-Smith, will present at the 37th Annual J.P. Morgan Healthcare Conference on Wednesday, January 9, 2019, at 3:00 p.m. PT (6:00 p.m. ET). Dr. Wrighton-Smith will reaffirm fourth quarter 2018 growth expectations previously communicated, including double-digit T-SPOT®.TB test volume growth in the United States, strong year-over-year revenue growth in Asia, and an acceleration in year-over-year revenue growth in Europe & ROW.

A live webcast of the presentation will be available online from the investor relations page of the Company's corporate website at www.oxfordimmunotec.com. A webcast replay will be available approximately 24 hours after the live presentation and will be archived on the website for approximately 90 days.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary assays for immunology and infectious disease. The Company's T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec's anticipated plans and objectives, future performance and revenues, financial condition, prospects for sales of its products, growth, strategies, expectations and objectives of management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements contained in this release reflect Oxford Immunotec's current expectations and are subject to risks and uncertainties. Actual results may differ materially from those projected or implied by forward-looking statements. Other factors that could adversely affect Oxford Immunotec's business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission ("SEC"). Oxford Immunotec's SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media and Investor Inquiries:

Karen Koski

VP, Strategy & Investor Relations

Oxford Immunotec

Tel: +1 (508) 556-1377

kkoski@oxfordimmunotec.com